(TRX LOGO)

Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

TRX REPORTS FIRST QUARTER 2006 RESULTS

Record Profitability: Adjusted EBITDA of $5.7 million; Diluted Earnings per Share of $0.17

ATLANTA, 04 May 2006 — TRX, Inc. (NASDAQ: TRXI), a leading, independent provider of transaction processing and data integration services to the global travel industry, today reported financial results for the quarter ended 31 March 2006.

Total revenues for the first quarter of 2006 were $31.8 million compared with $31.5 million in the first quarter of 2005. Net income for the current quarter was $2.9 million compared with a net loss of ($0.9) million in the first quarter of 2005. Net income per diluted share was $0.17 compared to a net loss of ($0.07) per diluted share for the first quarter of 2005.

Core transaction processing and data integration revenues increased to 77% of revenues compared to 75% in the first quarter of 2005. Revenues from transaction processing services increased 6% to $20.1 million. Revenues from data integration services decreased 1% to $3.9 million. Revenues from customer care activities decreased 8% to $7.2 million. Customer care revenue declined to 23% of revenues, compared to 25% in the first quarter of 2005 as the Company continues to proactively reduce call center volumes.

Adjusted EBITDA (a non-GAAP measure of performance) more than doubled to $5.7 million for the quarter, a $3.1 million increase from the first quarter of 2005.

“TRX is off to a solid start in fiscal 2006, reporting strong profitability and expanding Adjusted EBITDA margins,” said TRX President & CEO Trip Davis. “We made good progress in advancing our business priorities and opportunities with several key clients. We continued our transition away from customer care activity. On 01 April, we migrated our U.S. customer care assets and employees to a Tata subsidiary, SWS, a leading outsourced customer care services provider. Additionally, we continue to ramp down our call center activities in the U.K. market.”

“Over the remainder of 2006, TRX remains focused on increasing growth in transactions from both existing and new clients. To that end, we were pleased to announce the extension and expansion of our longstanding relationship with BCD Travel (formerly WorldTravel BTI), the third-largest travel management company in the world,” Davis continued. “We look forward to announcing new client opportunities and delivering strong performance over the remainder of the year.”

TRX also reiterated guidance for fiscal 2006:

•	2006 revenues excluding client reimbursements of $113 to $124 million, which includes core transaction processing and data integration revenues of $99 to $104 million and customer care revenues of $14 to $20 million.

•	2006 Adjusted EBITDA of $19.5 to $21.5 million.

•	In connection with the ramp down of customer care activities in the U.K., the Company expects to record a non-recurring charge of $0.8 to $1.0 million, or $$0.05 to $0.06 per diluted share, in the second quarter.

•	Diluted earnings per share are expected to be $0.55 to $0.66 for the year, excluding the effect of stock compensation due to SFAS No. 123R and the non-recurring charge discussed above.

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Page 2 of 3 – TRX Reports First Quarter 2006 Results

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide investors with a better baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. Adjusted EBITDA margin consists of Adjusted EBITDA divided by transaction and other revenues (excludes client reimbursements). EBITDA, Adjusted EBITDA and Adjusted EBITDA margin do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Page 3 of 3 – TRX Reports First Quarter 2006 Results

Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 04 May at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, an archived Webcast will be available shortly after the conclusion of the call, and remain available on the TRX website at www.trx.com for 90 days.

About TRX

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

Investor Contacts:	Lindsey Sykes Chief Financial Officer (404) 929-6154

Media Contacts:	Kira Purdue Trevelino/Keller Communications Group for TRX (404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005

	(Unaudited)
REVENUES:
Transaction Processing	$20,081	$18,946
Data Integration	3,933	3,962
Customer Care	7,224	7,826

Transaction and other revenues	31,238	30,734
Client reimbursements	519	775

Total revenues	31,757	31,509

EXPENSES:
Operating	18,316	19,852
Selling, general and administrative	5,244	5,191
Technology development	2,362	3,131
Client reimbursements	519	775
Restructuring	(93)	290
Depreciation and amortization	2,635	2,403

Total expenses	28,983	31,642

OPERATING INCOME (LOSS)	2,774	(133)

INTEREST INCOME (EXPENSE):
Interest income	248	41
Interest expense	(97)	(798)

Total interest income (expense)	151	(757)

NET INCOME (LOSS)	$2,925	$(890)

Net Income (Loss) per Share
Basic and diluted	$0.17	$(0.07)

Weighted Average Shares Outstanding
Basic and diluted	17,664	12,462

Other Data
Adjusted EBITDA	$5,674	$2,589
Capital expenditures	$578	$1,804
Transaction processing volumes	23,285	21,602

	As of March 31,	As of December 31,
	2006	2005

Consolidated Balance Sheet Data
Cash and cash equivalents	$24,812	$28,633
Convertible notes	1,360	1,360
Total shareholders' equity	35,882	32,601

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

	Three Months Ended March 31,

	2006	2005
Net income (loss)	$2,925	$(890)
Depreciation and amortization	2,635	2,403
Interest (income) expense, net	(151)	757

EBITDA	5,409	2,270
Stock compensation expense (1)	358	29
Restructuring expenses (2)	(93)	290

Adjusted EBITDA	$5,674	$2,589

(1)	In connection with our adoption of SFAS 123R in Q1 2006, we recorded expense of $358,000.

(2)	In fiscal 2006, we recorded a credit of $93,000 to restructuring expense due to a revision of our estimated sublease assumption for our Orangeburg, South Carolina facility. The expense in fiscal 2005 consisted of a $382,000 charge for severance, and accelerated depreciation related to the closure of our Orangeburg facility effective April 30, 2005, partially offset by a $92,000 credit to reflect lower than expected lease termination costs in Europe.